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                                                                     Exhibit 4.5


                                  $150,000,000

                             HELLER FINANCIAL, INC.

                                1,500,000 Shares

      FIXED RATE NONCUMULATIVE PERPETUAL SENIOR PREFERRED STOCK, SERIES B

                               PURCHASE AGREEMENT

                                                                   June 11, 1997

Lehman Brothers Inc.
Chase Securities Inc.
Merrill Lynch, Pierce, Fenner
 & Smith Incorporated
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Ladies and Gentlemen:

     Heller Financial, Inc., a Delaware corporation (the "Company"), proposes to sell to you (collectively, the "Initial Purchasers") 1,500,000 shares of the Company's Fixed Rate Noncumulative Perpetual Senior Preferred Stock, Series B (liquidation preference $100.00 per share) (the "Securities"), bearing cash dividends that are payable quarterly, if declared, at a rate of 6.687% of the liquidation preference of the Securities, or $6.687 per share, per annum.

     The Securities will be offered without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on exemptions therefrom.

     In connection with the sale of the Securities, the Company will prepare a final offering memorandum (including the documents incorporated by reference therein, the "Memorandum") setting forth or including a description of the terms of the Securities, the terms of the offering, a description of the Company and any material developments relating to the Company occurring after the date of the most recent financial statements included or incorporated by reference therein.

     1. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with each of the Initial Purchasers that, as of the date hereof:

          (a) The Memorandum will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(a) do not apply to statements or omissions in the Memorandum based upon information furnished to the Company in writing by or on behalf of any Initial Purchaser through you expressly for use therein.
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     Reference herein to the Memorandum shall be deemed to refer to and include any document filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which is incorporated in the Memorandum by reference.

          (b) It is not required by applicable law or regulation in connection with the offer, sale and delivery of the Securities to you in the manner contemplated by this Agreement to register the Securities under the Securities Act.

          (c) The Company and each of its subsidiaries (as defined in Section 14 hereof) have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on their businesses or properties, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged.

          (d) The Certificate of Designation, Preferences and Rights relating to the Securities (the "Certificate of Designation") has been duly authorized and, when filed by the Company with the Secretary of State of the State of Delaware, will be duly executed and in full force and effect and will conform to all statements relating thereto in the Memorandum.

          (e) This Agreement has been duly authorized, executed and delivered by the Company and the Registration Rights Agreement relating to the Securities to be entered into by and among the Company and the Initial Purchasers (the "Registration Rights Agreement") has been duly authorized and will be duly executed and delivered by the Company.

          (f) The Company has an authorized capitalization as set forth, or incorporated by reference, in the Memorandum. All of the issued shares of capital stock of the Company have been duly authorized, validly issued, fully paid and non-assessable and conform to the descriptions thereof contained, or incorporated by reference, in the Memorandum; the Securities, upon issuance and delivery and payment therefor in the manner described herein, and the Exchange Securities (as defined in the Registration Rights Agreement), upon issuance and delivery in the manner described in the Registration Rights Agreement, will be duly authorized, validly issued, fully paid and non-assessable and will conform to the descriptions thereof contained in the Memorandum; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and, except for Heller International Group, Inc. (the ownership of which is as described in the Memorandum) and any subsidiaries that would not be considered "significant subsidiaries" under Rule 1-02(w) of Regulation S-X promulgated by the

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     Securities and Exchange Commission (the "Commission"), are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

          (g) The execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation by the Company of the transactions contemplated herein and therein (the "Company Transactions") will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any statute or order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any of its subsidiaries or any of their properties or assets; and except for such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Initial Purchasers and such consents, approvals, authorizations, registrations or qualifications as may be required under applicable federal and state securities laws in connection with the issuance of the Exchange Securities, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the Company Transactions.

          (h) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest quarterly financial statements included, or incorporated by reference, in the Memorandum, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Memorandum; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Memorandum.

          (i) The financial statements (including the related notes and supporting schedules) incorporated by reference in the Memorandum present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

          (j) Arthur Andersen LLP, who have certified certain financial statements of the Company, whose report is incorporated by reference in the Memorandum and who have delivered the initial letter referred to in Section 7(e) hereof, are independent public

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     accountants as required by the Securities Act and the rules and regulations promulgated thereunder (the "Rules and Regulations") during the periods covered by the financial statements on which they reported contained in the Memorandum.

          (k) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or asset of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, might have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          (l) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, which is required to be described in the Memorandum, or the documents incorporated therein by reference, is not so described.

          (m) Since the date as of which information is given in the Memorandum through the date hereof, and except as may otherwise be disclosed in the Memorandum, the Company has not (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

          (n) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its properties or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its properties or assets or to the conduct of its business.

          (o) Neither the Company nor any of its subsidiaries is an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

          (p) Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act, an "Affiliate") has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the

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     sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Securities (as those terms are used in Regulation D under the Securities Act), or in any conduct that could constitute a public offering of the Securities within the meaning of Section 4(2) of the Securities Act.

          (q) When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as any security of the Company that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated interdealer quotation system.

          (r) On the Closing Date (as defined herein), the Amended and Restated Keep Well Agreement, dated as of August 28, 1992 and as thereafter amended and to be amended prior to the Closing Date (as so amended, the "Amended Keep Well Agreement"), by and between the Company and The Fuji Bank, Limited ("Fuji Bank"), will conform to the description thereof in the Memorandum and will be duly authorized, executed and delivered and will constitute a valid and legally binding obligation of each of the Company and Fuji Bank.

     2. Purchase of the Securities by the Initial Purchasers. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to you, and each of you, severally and not jointly, agrees to purchase from the Company, the number of Securities as set forth opposite each Initial Purchaser's name in Schedule I hereto, at a purchase price equal to 100% of their liquidation preference.

     As compensation to the Initial Purchasers for their commitments hereunder, the Company agrees to pay the Initial Purchasers a commission of 2.0% of the purchase price of the Securities set forth in Schedule I opposite each Initial Purchaser's name.

     The Company shall not be obligated to deliver any of the Securities, except upon payment for all of the Securities to be purchased as hereinafter provided.

     3. Sale and Resale of the Securities by the Initial Purchasers. You have advised the Company that you propose to offer the Securities for resale upon the terms and conditions set forth in this Agreement and in the Memorandum. You hereby represent and warrant to, and agree with, the Company that you (i) are purchasing the Securities pursuant to a private sale exempt from registration under the Securities Act, (ii) will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising or in any manner involving a public offering within the meaning of
Section 4(2) of the Securities Act, and (iii) will solicit offers for the Securities only from, and will offer, sell or deliver the Securities, as part of your initial offering, only to (A) in the case of offers inside the United States, (x) persons whom you reasonably believe to be qualified institutional buyers ("Qualified Institutional Buyers") as defined in Rule 144A under the Securities Act, as such rule may be amended from

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time to time ("Rule 144A") or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to you that each such account is a Qualified Institutional Buyer, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A or (y) institutional accredited investors ("Accredited Investors") as defined in Rule 501(a)(1), (2), (3) or (7) under Regulation D who execute letters of representation in the form included as Appendix A to the Memorandum in private sales exempt from registration under the Securities Act and (B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in compliance with Regulation S under the Securities Act.

     4. Delivery of and Payment for the Securities. Payment of the purchase price for, and delivery of, the Securities shall be made at the offices of Katten Muchin & Zavis, Chicago, Illinois or at such other place as shall be agreed upon by the Company and you, at 8:30 a.m. (Chicago time), on June 17, 1997 or at such other time or date as you and the Company shall determine (such date and time of payment and delivery being herein called the "Closing Date"). On the Closing Date, payment shall be made to the Company in same-day funds by wire transfer to such account or accounts as the Company shall specify prior to the Closing Date or by such means as the parties hereto shall agree prior to the Closing Date against delivery to you of one or more global security certificates (the "Global Securities") and/or additional certificated securities evidencing the Securities. Upon delivery, in the case of a Global Security, the Securities shall be registered in the name of Cede & Co. as nominee of The Depository Trust Company ("DTC") and, in the other cases, in such names and in such denominations as the Initial Purchasers shall request in writing not less than two full business days prior to the Closing Date. For the purpose of expediting the checking and packaging of the Global Securities and/or other certificates evidencing the Securities, the Company agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date.

     5.   Further Agreements of the Company.  The Company agrees:

          (a) To furnish to you, without charge, as many copies of the Memorandum and any supplements and amendments thereto as you may reasonably request.

          (b) Prior to making any amendment or supplement to the Memorandum, the Company shall furnish a copy thereof to the Initial Purchasers and counsel to the Initial Purchasers and will not effect any such amendment or supplement to which the Initial Purchasers shall reasonably object by notice to the Company after a reasonable period to review, which shall not in any case be longer than five business days after receipt of such copy.

          (c) If, at any time prior to completion of the distribution of the Securities by you to purchasers, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for you or counsel for the Company, to amend or supplement the Memorandum in order that the Memorandum will not include an untrue

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     statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time it is delivered to a purchaser, or if it is necessary to amend or supplement the Memorandum to comply with applicable law, to promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or so that the Memorandum, as so amended or supplemented, will comply with applicable law and to furnish you such number of copies as you may reasonably request.

          (d) So long as the Securities are outstanding and are "Restricted Securities" within the meaning of Rule 144(a)(3) under the Securities Act, to furnish to holders of the Securities and prospective purchasers of Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

          (e) For a period of five years following the date of the Memorandum, to furnish to the Initial Purchasers copies of all materials furnished by the Company to its stockholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which any securities of the Company may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

          (f) Promptly from time to time to take such action as the Initial Purchasers may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Initial Purchasers may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities.

          (g) Not to offer, sell, contract to sell or otherwise dispose of any additional securities of the Company substantially similar to the Securities or any securities convertible into or exchangeable for or that represent the right to receive any such similar securities, without the consent (which consent shall not be unreasonably withheld) of the Initial Purchasers during the period beginning from the date of this Agreement and continuing to and including the earlier of (i) the termination of trading restrictions on the Securities under the Securities Act, as communicated to the Company by the Initial Purchasers, and (ii) 90 days following the Closing Date.

          (h) To use its best efforts to permit the Securities to be eligible for clearance and settlement through DTC.

          (i) To apply the net proceeds from the sale of the Securities being sold by the Company as set forth in the Memorandum.

          (j) Except following the effectiveness of the Registration Statement (as defined in the Registration Rights Agreement), not to, and will cause its Affiliates not to, solicit

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     any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (k) Not to, and will cause its Affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) in a transaction that could be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities.

          (l) To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary of the Company shall become an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

     6. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Securities and any taxes payable in that connection; (b) the costs incident to the preparation and printing of the Memorandum and any amendments or supplements thereto; (c) the costs of distributing the Memorandum and any amendments or supplements thereto;
(d) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 5(f) hereof and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Initial Purchasers); (e) any fees charged by securities rating services for rating the Securities; and (f) all other costs and expenses incident to the performance of the obligations of the Company.

     7. Conditions to the Initial Purchasers' Obligations. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

          (a) No Initial Purchaser shall have discovered and disclosed to the Company on or prior to the Closing Date that the Memorandum or any amendment or supplement thereto contains any untrue statement of a fact which, in the opinion of Katten Muchin & Zavis, counsel for the Initial Purchasers ("KMZ"), is material or omits to state any fact which, in the opinion of KMZ, is material and is required to be stated therein or is necessary to made the statements therein not misleading.

          (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Registration Rights Agreement, the Memorandum, the Amended Keep Well Agreement and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to KMZ, and the Company shall have furnished to KMZ all documents

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     and information that KMZ may reasonably request to enable KMZ to pass upon such matters.

          (c) Counsel for the Company shall have furnished to the Initial Purchasers its written legal opinion addressed to the Initial Purchasers and dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, to the effect set forth in Exhibit A hereto and to such further effect as KMZ may reasonably request.

          (d) On or prior to the Closing Date, the Certificate of Designation shall have been filed with the Secretary of State of the State of Delaware.

          (e) You shall have received on the date hereof and the Closing Date a letter, dated the date hereof and the Closing Date, as the case may be, in form and substance satisfactory to you, from Arthur Andersen LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Memorandum as identified by you.

          (f) The Company shall have furnished to the Initial Purchasers a certificate, dated the Closing Date, of the Chief Financial Officer of the Company stating that:

               (i) The representations, warranties and agreements of the Company in Section 1 hereof are true and correct as of the Closing Date and the Company has complied with all its agreements contained herein;

               (ii) (A) Neither the Company nor any of its subsidiaries has sustained since the date of the latest quarterly financial statements included or incorporated by reference in the Memorandum any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Memorandum or (B) since such date there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Memorandum; and

               (iii) She has carefully examined the Memorandum and, in her opinion (A) the Memorandum, as of its date, did not include any untrue statement of a material fact and did not omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) since the date of the Memorandum, no event has occurred

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          which should have been set forth in a supplement or amendment to the
          Memorandum.

          (g) (i) Neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Memorandum, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Memorandum or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Memorandum, the effect of which, in any such case described in clause (i) and (ii), is, in the judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Memorandum.

          (h) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Securities or any other outstanding securities of the Company by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and
     (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities.

          (i) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction,
     (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of a majority in interest of the Initial Purchasers, impracticable or inadvisable to proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the Memorandum.

          (j) The Initial Purchasers shall have received on the date hereof the Registration Rights Agreement executed by the Company.

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          (k) KMZ shall have furnished to the Initial Purchasers their written legal opinion addressed to the Initial Purchasers and dated the Closing Date, in form and substance satisfactory to the Initial Purchasers.

     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to KMZ.

     8.   Indemnification and Contribution.

          (a) The Company shall indemnify and hold harmless each Initial Purchaser, its officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Securities), to which such Initial Purchaser, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon,
     (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Memorandum or in any amendment or supplement thereto, or (B) in any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Securities under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), or (ii) the omission or alleged omission to state in the Memorandum or in any amendment or supplement thereto, or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading and shall reimburse each Initial Purchaser and each such officer, employee and controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Memorandum or in any such amendment or supplement, or in any Blue Sky Application in reliance upon and in conformity with the written information furnished to the Company by or on behalf of any Initial Purchaser specifically for inclusion therein and described in Section 8(e) hereof. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Initial Purchaser or to any officer, employee or controlling person of that Initial Purchaser.

          (b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, any such director or officer, or any controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Memorandum or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in the Memorandum or in any amendment or supplement thereto, or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Company by or on behalf of that Initial Purchaser specifically for inclusion therein and described in Section 8(e) hereof, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Initial Purchaser may otherwise have to the Company or any such director, officer or controlling person.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if counsel for the indemnifying party and counsel designated by the indemnified party jointly determine that there may be a conflict between the positions of the indemnifying party and of the indemnified party in conducting the defense of such claim or action or that there may be legal defenses available to such indemnified party different from or in addition to those available to the indemnifying party, then counsel for the indemnified party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties, and in that event the fees and expenses of such counsel for the indemnified party shall be paid by the Company, and (ii) in any event, the indemnified party shall be entitled to have counsel chosen and paid for by such indemnified party participate in, but not conduct, the defense. Each indemnified party, as a condition of the indemnity agreements contained in Sections 8(a) and (b) hereof, shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Sections 8(a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting commissions received by the Initial Purchasers with respect to the Securities purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Securities under this Agreement. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
     Section 8(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities sold and distributed by it was offered to the purchasers exceeds the amount of any damages which such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
     Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

          (e) The Initial Purchasers severally confirm that the statements with respect to the offering of the Securities set forth in the bottom paragraph on the cover page, the bottom paragraph on page ii, the penultimate paragraph on page 33 and the fifth paragraph on page 34 of the Memorandum are correct and constitute the only information furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion in the Memorandum.

     9. Termination. The obligations of the Initial Purchasers hereunder may be terminated by them by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 7(g), (h) or (i) hereof shall have occurred or if the Initial Purchasers shall decline to purchase the Securities for any reason permitted under this Agreement.

     10. Reimbursement of Initial Purchasers' Expenses. If (a) the Company shall fail to tender the Securities for delivery to the Initial Purchasers for any reason, or (b) the Initial Purchasers shall decline to purchase the Securities for any reason permitted under this Agreement, the Company shall reimburse the Initial Purchasers for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company shall pay the full amount thereof to the Initial Purchasers.

     11. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a) if to the Initial Purchasers, shall be delivered or sent by mail or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Syndicate Department (Fax:
     212-528-8822);

          (b) if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Memorandum,
     Attention: Treasurer (Fax: 312-441-7586), with a copy to Corporate Legal Services (Fax: 312-441-7173).

     Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Lehman Brothers Inc.

     12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the officers and employees of each Initial Purchaser and the person or persons, if any, who control each Initial Purchaser within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Initial Purchasers contained in Section 8(b) hereof of this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Company and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     13. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Initial Purchasers contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

     14. Definition of the Terms "Business Day" and "Subsidiary". For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

     15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

     16. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

     17. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing correctly sets forth the agreement among the Company and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

                                       Very truly yours,

                                       HELLER FINANCIAL, INC.


                                       By: /s/ SIGNATURE
                                           --------------------------
                                       Its:
                                            -------------------------


Accepted:

LEHMAN BROTHERS INC.

By: /s/ SIGNATURE
    ------------------------
Its:
     -----------------------

For itself and the several other
Initial Purchasers named in
Schedule I hereto

                                  SCHEDULE I

                                                                      Number of
                     Initial Purchasers                              Securities
------------------------------------------------------------        ------------
Lehman Brothers Inc.......................................             500,000
Chase Securities Inc......................................             500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated........             500,000
                                                                    ------------

  Total...................................................           1,500,000
                                                                    ============

                                                                       EXHIBIT A


                        FORM OF OPINION OF COUNSEL FOR
                    HELLER FINANCIAL, INC., TO BE DELIVERED
                           PURSUANT TO SECTION 7(c)


     1. The Company and each of its "significant subsidiaries" (as defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission) (the "Significant Subsidiaries") have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification (other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company or the Company and its subsidiaries taken as a whole), and have all power and authority necessary to own or hold their respective properties and conduct the businesses in which they are engaged.

     2. Each of the Purchase Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and implied covenant of good faith and fair dealing.

     3. The Certificate of Designation has been duly authorized, executed and filed with the Secretary of State of the State of Delaware, is in full force and effect and conforms to all statements relating thereto contained in the Memorandum.

     4. The Amended Keep Well Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and implied covenant of good faith and fair dealing.

     5. The execution, delivery and performance of the Purchase Agreement and the Registration Rights Agreement by the Company and the consummation by the Company of the transactions contemplated therein will not conflict with, or constitute a material breach of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, the effects of which breach, violation or default would be material to the Company and its subsidiaries taken as a whole.

     6. All of the issued shares of capital stock of the Company and each significant subsidiary (as such term is defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), have been duly authorized and validly issued and are fully paid and non-assessable; except as disclosed in the Memorandum, all shares of each of the Significant Subsidiaries are owned by the Company free and clear of any pledge, lien, security interest, charge, claim, equitable right or encumbrance of any kind. The Securities, upon issuance and delivery and payment therefor in the manner described in the Purchase Agreement, and the Exchange Securities, upon issuance and delivery in the manner described in the Registration Rights Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

     7. No consent, approval, authorization, order, registration or qualification of or which any Federal or state governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or, to my knowledge, any Federal or state court or any Delaware court acting pursuant to the Delaware General Corporation Law is required for the issue and sale by the Company of the Securities, the issue by the Company of the Exchange Securities, or the compliance by the Company with all of the provisions of the Purchase Agreement and the Registration Rights Agreement, except for such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Initial Purchasers and such consents, approvals, authorizations, registrations or qualifications as may be required under the applicable federal or state securities or Blue Sky laws in connection with the issuance of the Exchange Securities.

     8. The statements made in the Memorandum under the captions "Description of the Offered Preferred Stock," "Description of Existing Preferred Stock," and "Description of Common Stock," insofar as such statements purport to constitute summaries of the terms of the Securities and the authorized capital stock of the Company, constitute accurate summaries of the terms of the Securities and the authorized capital stock of the Company, respectively.

     9. All descriptions in the Memorandum (or the documents incorporated therein by reference) of contracts and other documents which the Company or its subsidiaries are a party, including (without limitation) the Amended Keep Well Agreement, are accurate in all material respects; to the best of my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Memorandum, or the documents incorporated by reference therein, other than those described or referred to therein.

     10. To my knowledge, there is not pending or threatened any legal or governmental proceeding required to be described in the Memorandum, or the documents incorporated by reference therein, which is not described as required.

     11. Neither the Company nor any of its subsidiaries is required to be registered as an "investment company" under the Investment Company Act of 1940, as amended.

     12. No registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), is required for the offer and sale of the Securities by the Company to the Initial Purchasers or the initial reoffer and resale of the Securities by the Initial Purchasers solely in the manner contemplated by the Memorandum.

     13. When the Securities are issued and delivered pursuant to this Agreement, such securities will not be of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as any security of the Company that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated interdealer quotation system.

     I have not independently verified the accuracy, completeness or fairness of the statements made or included in the Memorandum or in the documents incorporated by reference therein (the "Exchange Act Documents") and take no responsibility therefor, except as and to the extent set forth in paragraphs
(7), (8) and (9) above. In the course of the preparation by the Company of the Memorandum, I participated in conferences with certain officers and employees of the Company, with representatives of Arthur Andersen LLP and with counsel to the Initial Purchasers. Based on my examination of the Memorandum and the Exchange Act Documents, my investigations made in connection with the preparation of the Memorandum and my participation in the conferences referred to above, I have no reason to believe that the Memorandum, including the Exchange Act Documents (except for the financial statements and schedules and other financial and statistical data, as to which I express no opinion or belief), contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.